UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 9, 2014

ALKAME HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

____________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER INFORMATION

ITEM 8.02 – OTHER INFORMATION

On September 9, 2014, OTC Markets informed us that it has become aware of certain extreme promotional activity of our stock, which may have included spam emails, news releases or newsletters by third parties. This promotional activity has apparently resulted in drastic fluctuations in our stock price and high trading volume. As a result, OTC Markets has placed a caveat emptor label on our ticker symbol to warn the public. We are not fully aware of the nature and content of this promotional activity, who is behind it and the extent of its dissemination. While we file press releases in the ordinary course of our business to inform the public of our current business activities, which we feel is prudent as a public company, the promotional activities of these third parties have raised a public concern. We intend to continue stay in contact with the OTC Markets about this concern and work to remove the caveat emptor label from our ticket symbol.

The OTC Markets correspondence is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

99.1 OTC Markets correspondence, dated September 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkame Holdings, Inc.

/s/ Robert Eakle

Robert Eakle
Chief Executive Officer

Date: September 10, 2014

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